Exhibit 10.4b

______________ __, 2021

State Street Bank and Trust Company

100 Summer Street, Floor 5

Boston, MA 02110

Attention:      Fred Willshire

State Street Alternative Investment Solutions

Re:      Master Custodian Agreement – New Fund

Ladies and Gentlemen:

Reference is made to that certain Master Custodian Agreement by and between State Street Bank and Trust Company (the “Custodian”) and, initially, Morgan Stanley Direct Lending Fund, dated as of November 26, 2019, as may be amended, restated, modified or supplemented from time to time, (the “Custody Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Custody Agreement.

Pursuant to the Section 20.4 of the Custody Agreement, undersigned, T SERIES MIDDLE MARKET LOAN FUND LLC (the “New Fund”) hereby requests (1) that the Custodian act as custodian for the New Fund pursuant to the Custody Agreement and (2) to become an additional “Fund” thereunder. In connection with such request, the undersigned New Fund: (a) confirms, as of the date hereof, its representations and warranties set forth in Section 20.5 of the Agreement, and (b) represents and warrants that it is a management investment company that has elected or will elect to be regulated as a business development company under the Investment Company Act of 1940, as amended.

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Please indicate your acceptance of the foregoing by executing this Letter and returning a copy to the New Fund.

T SERIES MIDDLE MARKETLOAN FUND LLC

By:
Name:
Title:

Agreed to as of ___________, 2021

State Street Bank and Trust Company

By:
Name:
Title:

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